Exhibit 1.1

ENDURANCE SPECIALTY HOLDINGS LTD.

7% SENIOR NOTES DUE 2034

Underwriting Agreement

July 8, 2004

J.P. Morgan Securities Inc.
Barclays Capital Inc.
   As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

c/o Barclays Capital Inc.
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

     Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company(the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 principal amount of its 7% Senior Notes due 2034 having the terms set forth in Schedule 2 hereto (the “Notes”). The Notes will be issued pursuant to an Indenture dated as of July 15, 2004, as supplemented by the First Supplemental Indenture dated as of July 15, 2004 (collectively, the “Indenture”), between the Company and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

          1.      Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-116505), including a prospectus (the “Basic Prospectus”), relating to certain of its debt securities (including the Notes), preference shares, ordinary shares, depositary shares, warrants, stock purchase contracts and stock purchase units to be issued by the Company from time to time in accordance with Rule 415 under the Securities Act. Such registration statement was declared effective on June 30, 2004. The Company has also filed with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Notes (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Notes and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Notes together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective.

     2.      Purchase of the Notes by the Underwriters. (a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.233% of the principal amount thereof plus accrued interest, if any, from July 15, 2004 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

     (b)      Payment for and delivery of the Notes shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. at 10:00 A.M., New York City time, on July 15, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”) by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3.      Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that:

(a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act.

(c) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus and Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(d) No Material Adverse Change in Business. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) except as otherwise disclosed, or incorporated by reference, in the Prospectus, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(e) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(f) Good Standing of Subsidiaries. Each of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Worldwide Insurance Limited (“Endurance U.K.”), and Endurance Reinsurance Corporation of America (“Endurance U.S.”) (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except for Endurance Worldwide Holdings Limited (“Endurance U.K. Holdings”), Endurance U.S. Holdings Corp. (“Endurance U.S. Holdings”) and Endurance Services Ltd. (“Endurance Services”), each of which are immaterial and are not “significant subsidiaries” of the Company as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company. Each of Endurance U.K. Holdings, Endurance U.S. Holdings and Endurance Services has been duly organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its organization or incorporation.

(g) Capitalization. The authorized, issued and outstanding share capital of the Company as of March 31, 2004 conforms in all material respects to the description thereof in the Prospectus. Based solely on the Certified Registers of Members: (A) all of the currently issued and outstanding shares of share capital of both the Company and the Designated Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the “Outstanding Shares”); (B) all of the currently issued and outstanding shares of the subsidiaries are held directly or indirectly by the Company and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries.

(h) The Indenture. The Indenture has been duly authorized, and when executed and delivered by the Company will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, whether enforceability is considered in a proceeding at law or equity (collectively, the “Enforceability Exceptions”). At the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act.

(i) The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Statements. The Notes and the Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(l) Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults under the material Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and in the Registration Statement and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary, other than as required pursuant to the Company’s Amended and Restated Credit Agreement, dated as of August 8, 2003 and the Company’s Term Loan Agreement, dated as of August 13, 2002 as amended, modified and supplemented.

(m) Financial Assistance. On the date hereof and upon the issuance of the Notes, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the “Companies Act”).

(n) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Designated Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Designated Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(p) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

(q) Possession of Intellectual Property. The Company and the Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the Securities Act and state securities or blue sky laws, (ii) such as have been obtained from the Bermuda Monetary Authority and (iii) the Prospectus will be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda.

(s) Licenses and Permits. Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect. Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, (B) the making of a distribution on any Designated Subsidiary’s capital stock, (C) the repayment to the Company of any loans or advances to any Designated Subsidiaries from the Company or (D) the transfer of any Designated Subsidiaries property or assets to the Company or any other subsidiary of the Company.

(t) Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

(u) Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect.

(v) Internal Controls. The Company and the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Property and Leases. Neither the Company nor any of its Designated Subsidiaries hold title to any real property. All of the leases and subleases under which the Company or any of its Designated Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Investment Company Act. The Company is not and, solely after giving effect to the offer and sale of the Notes and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y) Stamp Duty, Excise Tax, Etc. None of the Underwriters or any subsequent purchasers of the Notes (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Notes to the Underwriters or to any subsequent purchasers.

(z) Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of interest on the Notes by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes).

(aa) No Ratings Downgrade. The Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by Standard & Poor’s Rating Services, A.M. Best Company Inc. and Moody’s Investor Service, the only “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) under the Securities Act which currently has publicly released a rating of the financial strength of the Company or any of its subsidiaries.

     4.      Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a)      Filings with the Commission. The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Notes and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Notes or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

     (b)      Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales of the Notes by any Underwriter or dealer.

     (c)      Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

     (d)      Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

     (e)      Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such number of written or electronic copies as the Representatives may from time to time reasonably request of such amendments or supplements to the Prospectus as may be necessary to correct such statement or omission or effect such compliance.

     (f)      Blue Sky Compliance. The Company shall use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g)      Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and the Representatives as soon as practicable an earning statement for purposes of, and to provide the benefits contemplated by, the past paragraph of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

     (h)      Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

     (i)      Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in the Prospectus under the heading “Use of Proceeds”.

     (j)       No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

     (k)      Filing of Exchange Act Documents. The Company will file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

     5.      Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young, independent certified public accountants for the Company, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, (i) the favorable opinions and negative assurance letter, dated as of Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex A-1, Annex A-2 and Annex A-3 hereto and (ii) the favorable opinion, dated as of the Closing Date, of John V. Del Col, General Counsel of the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex A-4.

(h) Opinion of Bermuda Counsel for Company. Appleby Spurling & Hunter, special Bermuda counsel for the Company, shall have furnished to the Representatives, at the request of the Company, the favorable opinion, dated as of Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex B hereto.

(i) Opinion of United Kingdom Counsel for Company. Ashurst, special United Kingdom counsel for the Company, shall have furnished to the Representatives, at the request of the Company, the favorable opinion, dated as of Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex C hereto.

(j) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Designated Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

          6.      Indemnification and Contribution.

     (a)      Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the case of the Prospectus or any Preliminary Prospectus, in the light of the circumstances under which they were made, not misleading or, in the case of the Registration Statement, any omission or alleged omission to state therein a material fact required to be stated therein, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from or alleged untrue statement in or alleged omission from any Preliminary Prospectus, the Prospectus or the Registration Statement, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

     (b)      Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other out-of-pocket expenses reasonably incurred in connection with defending any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto), it being understood and agreed that such information consists only of the following: (A) the last paragraph on the cover page regarding delivery of the Notes and the first paragraph on page (i) with respect only to Underwriters, and (B) under the heading “Underwriting” in the Prospectus Supplement, the fourth paragraph regarding concessions and reallowances, the fifth paragraph regarding underwriters’ discounts and commissions, the seventh paragraph regarding stabilization and syndicate covering transactions and tenth paragraph regarding internet distribution of securities.

     (c)      Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the Indemnified Person shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the Indemnified Person shall be selected by the Company. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

     (d)      Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e)      Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f)      Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     7.      Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

     8.      Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion, within 24 hours thereafter, arrange for the purchase of all, but not less than all, such Notes by other persons reasonably acceptable to the Company on the terms contained in this Agreement. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

     (b)      If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c)       If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds 10% of the aggregate principal amount of all the Notes, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d)      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     9.      Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement, the Notes and the Indenture (collectively, the “Transaction Documents”); (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, such fees and disbursements not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc. (the related fees and expenses of counsel for the Underwriters not to exceed $25,000); and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. It is understood, however, that except as provided in this Section and Section 6, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

     (b)      If (i) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (ii) any of the conditions to the obligation of each Underwriter to purchase the Notes on the Closing Date set forth in Section 5 is not satisfied, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     10.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     11.      Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     12.      Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     13.      Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

     (b)      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at the addresses set forth in Schedule 2 hereto. Notices to the Company shall be given to it at: Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, (fax: 441-278-0401); Attention: John Del Col, General Counsel & Secretary.

     (c)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States federal or state court in the borough of Manhattan, the City of New York, State of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company expressly consents to the jurisdiction of any New York Court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.

     (d)      Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (e)      Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     (f)      Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Endurance Specialty Holdings Ltd.

By: /s/ John V. Del Col
        Name: John V. Del Col
        Title: General Counsel and Secretary

Accepted: July 8, 2004

J.P. Morgan Securities Inc.
Barclays Capital Inc.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By: J.P. Morgan Securities Inc.

By: /s/ Robert Bottamedhi
            Authorized Signatory

By: Barclays Capital Inc.

By: /s/ Pamela Kendall
            Authorized Signatory

     Schedule 1

Name of Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$87,500,000
Barclays Capital Inc.	87,500,000
Banc of America Securities LLC	12,500,000
BNY Capital Markets, Inc.	12,500,000
Deutsche Banc Securities Inc.	12,500,000
ING Financial Markets LLC	12,500,000
Wachovia Capital Markets, LLC	12,500,000
Comerica Securities Inc.	6,250,000
Calyon Securities (USA) Inc.	6,250,000

Total	$250,000,000

                                                                                                    Schedule 2

Representatives and Addresses for Notices:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: High Grade Syndicate Desk – 8th Floor
Telephone: 212-834-4533
Facsimile: 212-834-6081

Barclays Capital Inc.
200 Park Avenue
New York, NY 10166

Certain Terms of the Notes:

Title of Notes:	7% Senior Notes due 2034

Principal Amount of Notes:	$250,000,000

Maturity Date:	July 15, 2034

Interest Rate:	7%

Interest Payment Dates	January 15 and July 15, commencing January 15, 2005

Record Dates:	January 1 and July 1

Redemption Provisions:

The Notes will be redeemable prior to maturity, at our option, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the Notes to be redeemed; and

•	an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on such notes, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points;

plus, in each case, accrued and unpaid interest on such Notes to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means either J.P. Morgan Securities Inc. and its successors or Barclays Capital Inc. and its successors or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Barclays Capital Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by us; provided, that (1) if J.P. Morgan Securities Inc., Barclays Capital Inc. or any Primary Treasury Dealer as specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (2) if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” mean, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

If less than all of the Notes are to be redeemed, the trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such Notes held by each beneficial owner of such Notes to be redeemed. The trustee ay select Notes and portions of notes in amounts of $1,000 and whole multiples of $1,000 in excess of $2,000.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. The Company will not be responsible for giving notice to anyone other than the Depositary. Unless the Company defaults in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the Notes called for redemption.